UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

Skyline Medical Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2014, Skyline Medical Inc. (the “Company”) filed an amendment to its certificate of incorporation with the Delaware Secretary of State to effect a 1-for-75 reverse split (the “Reverse Split”) of its common stock, par value $0.01 per share and to reduce the number of authorized shares of its common stock to 10,666,667 shares from 800,000,000 shares. The Reverse Split is effective on October 24, 2014. Immediately following the effectiveness of the Reverse Split, there were approximately 3.0 million shares of the Company’s common stock outstanding. As previously disclosed on an Information Statement on Schedule 14C filed on January 24, 2014, the Reverse Split was approved by the Company’s board of directors and stockholders on December 31, 2013, and the ratio was subsequently approved by a committee of the Company’s board of directors.

Our transfer agent, Corporate Stock Transfer, Inc., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of their certificates for post-reverse stock split certificates. If the Reverse Split would result in the issuance of any fractional share to a stockholder, the stockholder will receive one whole share in lieu of the fractional share. The number of shares of common stock issuable upon exercise or conversion of all outstanding convertible preferred stock, options, warrants and convertible debt, and the associated exercise or conversion prices, will be adjusted accordingly for the Reverse Split. Our post-Reverse Split common stock will have a new CUSIP number, 83084T 309. Subject to a final announcement by FINRA, we expect that beginning with the opening of trading on October 28, 2014, our common stock will trade on the OTCQB on a split-adjusted basis under the same symbol (“SKLN.QB”), although a “D” will be placed on the ticker symbol for 20 business days to alert the public to the Reverse Split.

The foregoing description of the amendment to our certificate of incorporation is qualified in its entirety by reference to the Certificate of Amendment to the Certificate of Incorporation, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description/Exhibit

3.1	Certificate of Amendment to Certificate of Incorporation, filed with the Delaware Secretary of State on October 20, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2014

SKYLINE MEDICAL INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer

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